July 27, 2010

Dado Banatao Chairman & Chief Executive Officer Ikanos Communications, Inc. 47669 Fremont Boulevard Fremont, CA 94538

Dear Dado:

As we discussed, I am writing to inform you that I am resigning from Ikanos effective July 28 to accept a General Counsel position at another company. Based on our discussions, I will stay on at Ikanos on a part-time basis as a consultant to provide on-going legal support to the Company as that work is transitioned to new counsel.

Best Regards, /s/ Noah D. Mesel Noah D. Mesel

cc: Jim Murphy